COLONIAL HIGH YIELD MUNICIPAL FUND
                       FUND YIELD CALCULATION
                     (CALENDAR MONTH-END METHOD)
                    30-DAY BASE PERIOD ENDED 11/30/95


                                    a-b       6
                     FUND YIELD = 2 ----- +1  -1
                                    c-d



       a = dividends and interest earned during
           the month ................................   $911,043

       b = expenses (exclusive of distribution fee)
            accrued during the month.................    247,545

       c = average dividend shares outstanding
           during the month ......................... 15,124,951

       d = class A maximum offering price per share
           on the last day of the month .............     $10.74


             CLASS A YIELD ..........................       4.95%
                                                           ======
             Class A yield/(1-Load)
             ie: 4.95%/(1-.0475)=yield on NAV=  5.20%
                Less:  Distribution fee         (.75)
                                                -----
             CLASS B YIELD ..........................       4.45%
                                                           ======

            TAX-EQUIVALENT YIELD:  CLASS A...........       8.20%
                                                           ======

                                   CLASS B...........       7.37%
                                                           ======